                                                                   EXHIBIT 10.56

                             EMPLOYMENT AGREEMENT
                             --------------------


  THIS EMPLOYMENT AGREEMENT ("AGREEMENT"), is made and entered into on September 22, 1998 by and between MIKOHN GAMING CORPORATION, a Nevada corporation ("MIKOHN"), and ROBERT J. SMYTH ("Employee").


                                    W I T N E S S E T H:


  WHEREAS, MIKOHN and Employee deem it to be in their respective best interests to enter into an agreement providing for MIKOHN's employment of Employee pursuant to the terms herein stated.

  NOW, THEREFORE, in consideration of the premises and the mutual promises and agreements contained herein, it is hereby agreed as follows:

   .1  Term.  MIKOHN hereby employs and Employee hereby accepts employment with
       ----
MIKOHN for a period of three (3) years beginning on the date hereof ("Initial Term"). Eight (8) months prior to the expiration of the Initial Term, MIKOHN and Employee shall negotiate the terms of an extension of this Agreement. If the parties have not agreed to the terms of such extension prior to the expiration of the Initial Term, this Agreement shall continue in effect from month to month terminable by either party upon thirty (30) days' written notice. (The Initial Term and the period during which this Agreement may remain in effect thereafter are collectively referred to herein as the "Term".)

   .2  Duties of Employee.  Employee's position with MIKOHN will be Vice
       ------------------
President, Product Development & Marketing. Employee shall do and perform all services, acts, or things reasonably necessary or advisable to accomplish the objectives and complete the tasks assigned to Employee by senior management of MIKOHN. MIKOHN may assign Employee to another position commensurate with Employee's training and experience so long as the compensation paid to Employee is equal to or greater than the compensation provided in this Agreement.

   .3  Devotion of Time to MIKOHN's Business.  Employee shall be a full-time
       -------------------------------------
employee of MIKOHN and shall devote such substantial and sufficient amounts of Employee's productive time, ability, and attention to the business of MIKOHN during the Term of this Agreement as may be reasonable and necessary to accomplish the objectives and complete the tasks assigned to Employee. Prior written consent of MIKOHN shall be required before Employee shall undertake to perform any outside services of a business, commercial, or professional nature, whether for compensation or otherwise. Written consent shall not be required as to Employee's reasonable participation in educational and professional activities related to the maintenance of Employee's qualifications and stature in Employee's profession.

   .4  Uniqueness of Services.  Employee hereby acknowledges that the services
       ----------------------
to be performed by Employee's under the terms of this Agreement are of a special and unique value. Accordingly, the obligations of Employee under this Agreement are non-assignable.

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

   .5  Compensation of Employee.
       ------------------------

       .5.1  Base Annual Salary.  Subject to other specific provisions in this
             ------------------
Agreement, as compensation for services hereunder, Employee shall receive a Base Annual Salary at the rate of not less than $165,000.00 per annum.

       .5.2  Cash Bonus.  Annually during the term of this Agreement commencing
             ----------
the calendar year beginning January 1, 1999, Employee shall be eligible for a cash bonus of up to 50% of his Base Annual Salary. The decision to award a cash bonus or bonuses and the amount thereof shall be within the discretion of MIKOHN's Executive Committee and shall be based on Employee's performance over the preceding year and the achievement of Business Plan objectives.

       .5.3  Stock Options. MIKOHN grant's to Employee options to purchase
             -------------
shares of of MIKOHN Common Stock (the "Option") under MIKOHN's Stock Option Plan ("Plan"). The Option shall be in the form of MIKOHN's standard Stock Option Agreement and subject to the terms and conditions thereof and of the Plan, and shall additionally provide as follows:

             .5.3.1  The number of shares subject to the Option shall be 30,000.

             .5.3.2 The purchase price per share shall be the closing price of MIKOHN common stock on the Effective Date, to wit $_______.

             .5.3.3  The Option shall be designated as an Incentive Option.

             .5.3.4 On each of the next five (5) anniversary dates of the Effective Date, one-fifth (1/5) of the Option Shares shall become eligible for purchase by Employee.

             .5.3.5 The Option shall terminate on (i) the expiration date specified in the Stock Option Agreement or (ii) such earlier date as termination may occur according to the terms and conditions of the Plan and/or the Stock Option Agreement. Upon termination for any reason, Employee and/or her successors and assigns shall have only such rights as are specified in the Plan and the Stock Option Agreement, and shall not be entitled to any compensation in any form for the loss of any other right.

       .5.4 Additional Stock Options. During the term of this Agreement,
            ------------------------
Employee may be granted stock options in addition to salary. The decision to grant stock options and the amount thereof shall be within the sole and absolute discretion of MIKOHN and shall be based on various factors which include without limitation Employee's performance, the compensation paid to similarly situated employees of businesses similar in type and size to MIKOHN, the financial condition of MIKOHN, and the economic and market conditions to which MIKOHN is or may be subject.

       .5.5  Automobile.  MIKOHN shall provide Employee an automobile allowance
             ----------
in the amount of $600 per month.

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

       .5.6  Vacation.  Employee shall be eligible for four (4) weeks paid
             --------
vacation each year commencing one (1) year from the Effective Date.

       .5.7  Country Club Membership.  MIKOHN shall provide Employee and his
             -----------------------
spouse a membership in a country club of Employee's choice the initial cost of which shall not exceed $35,000.00. Employee shall be responsible for the payment of all monthly dues and assessments.

       .5.8  Employee Benefits.  Employee shall receive such benefits, fringe
             -----------------
benefits and entitlements as is usual and customary for MIKOHN to provide an employee of like status and position and are consistent with MIKOHN's established policies on employment, which may be revised from time to time in the sole discretion of MIKOHN.

       .5.9  Business Expenses.  MIKOHN will reimburse Employee for reasonable
             -----------------
business expenses incurred in performing Employee's duties and promoting the business of MIKOHN.

   .6  Termination of Employment.
       -------------------------

       .6.1 During the first ninety (90) days of the Initial Term (the "Probationary Period"), MIKOHN shall have right to terminate this Agreement at any time with or without stated cause. After the Probationary Period until the expiration of the Initial Term, MIKOHN may terminate this Agreement at any time without stated cause upon the payment to Employee of a sum equal to one hundred percent (100%) of Employee's Base Annual Salary as specified in this Agreement.

       .6.2 For just cause MIKOHN may terminate this Agreement immediately at any time without further liability to Employee by giving written notice of termination to Employee.

       .6.3 Termination for any of the reasons set forth in this Section shall be deemed termination for just cause. For purposes of this Agreement, just cause includes the following: [1] commission of a crime involving moral turpitude; [2] engaging in any act of dishonesty or material insubordination; [3] material breach of this Agreement; [4] habitual neglect of duties which Employee is required to perform under the terms of this Agreement; [5] failure of Employee to act in a professional manner; [6] failure of Employee to timely and successfully complete work assigned; [7] failure of Employee to observe all employment policies of MIKOHN; or [8] any other reason which is legally sufficient under the laws of the State of Nevada

       .6.4 MIKOHN may terminate this Agreement if it appears in the reasonable judgment of MIKOHN that due to Employee's employment by MIKOHN:

             .6.4.1 MIKOHN may be subjected to significant disciplinary action or lose or become unable to obtain or reinstate any federal, state and/or foreign registration, license or approval material to MIKOHN's business or the business of any MIKOHN subsidiary; or

             .6.4.2 MIKOHN or any key employee, officer, director or shareholder of

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MIKOHN required to qualify or be found suitable under any gaming law may not so qualify or be found suitable.

       .6.5 MIKOHN may terminate this Agreement if Employee solicits or accepts any payment or gratuity from any existing or potential customer or supplier of MIKOHN without the prior written consent of the President of MIKOHN.

       .6.6 MIKOHN may terminate this Agreement if Employee has made any misrepresentation of fact or has failed to disclose any fact which might be material to MIKOHN's decision to enter into this Agreement including, without limitation, failure to disclose any criminal or civil fraud charges brought against Employee at any time or failure to disclose a prior business or personal bankruptcy action involving Employee.

       .6.7 This Agreement shall terminate automatically in the event that: (i) Employee fails or is unable to perform Employee's duties due to injury, illness or other incapacity for ninety (90) days in any twelve (12) month period (except that Employee may be entitled to disability payments pursuant to MIKOHN's disability plan, if any); or (ii) Death of Employee.

       .6.8 In the event of a termination of Employee's employment for any reason, Employee shall be required to seek other employment in order to mitigate any damages resulting from the breach of this Agreement.

   .7  Covenant of Confidentiality.  All documents, records, files manuals,
       ---------------------------
forms, materials, supplies, computer programs, trade secrets, customer lists, and other information which comes into Employee's possession from time to time during Employee's employment by MIKOHN, and/or any of MIKOHN's subsidiaries or affiliates, shall be deemed to be confidential and proprietary to MIKOHN and shall remain the sole and exclusive property of MIKOHN. Employee acknowledges that all such confidential and proprietary information is confidential and proprietary and not readily available to MIKOHN's business competitors. On the effective date of the termination of the employment relationship or at such other date specified by MIKOHN, Employee agrees that Employee will return to MIKOHN all such confidential and proprietary items (including, but not limited to, company badge and keys) in Employee's control or possession, and all copies thereof, and that Employee will not remove any such items from the offices of MIKOHN. It is the intention of the parties that the broadest possible protection be given to MIKOHN's trade secrets and proprietary information and nothing in this Section shall in any way be construed to narrow or limit the protection and remedies afforded by the Uniform Trade Secrets Act.

   .8  Covenant of Non-Disclosure.  Without the prior written approval of
       --------------------------
MIKOHN, Employee shall keep confidential and not disclose or otherwise make use of any of the confidential or proprietary information or trade secrets referred to in this Agreement nor reveal the same to any third party whomsoever, except as required by law.

   .9  Covenant of Non-Solicitation.
       ----------------------------

       .9.1  Employees.  During the Term of this Agreement and for a period of
             ---------
two (2) years following the effective date of termination of the employment relationship, Employee, either

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on Employee's own account or for any person, firm, company or other entity, shall not solicit, interfere with or induce, or attempt to induce, any employee of MIKOHN, or any of its subsidiaries or affiliates to leave their employment or to breach their employment agreement, if any, with MIKOHN.

       .9.2  Customers.  During the Term of this Agreement and for a period the
             ---------
longer of (i) one (1) year following the effective date of termination of the employment relationship or (ii) the time the Covenant Against Competition (defined below) remains in effect, Employee, either on Employee's own account or for any person, firm, company or other entity, shall not solicit or induce, or attempt to induce, any customer of MIKOHN to purchase any products or services which compete with any products or services offered by MIKOHN at the time of the termination of the employment relationship.

   .10  Covenant of Cooperation.  Employee agrees to cooperate with MIKOHN in
        -----------------------
any litigation or administrative proceedings involving any matters with which Employee was involved during Employee's employment by MIKOHN. MIKOHN shall reimburse Employee for reasonable expenses incurred in providing such assistance.

   .11  Covenant Against Competition.
        ----------------------------

       .11.1  Scope and Term.  During the Term of this Agreement and for an
              --------------
additional period after the expiration or termination of the employment relationship between MIKOHN and Employee, which period shall be the shorter of
(i) the number of days Employee has been employed by MIKOHN or (ii) six (6) months (the "Initial Non-Compete Term"), Employee shall not directly or indirectly engage in or become a partner, officer, principal, employee, consultant, investor, creditor or stockholder of any business, proprietorship, association, firm, corporation or any other business entity which is engaged or proposes to engage or hereafter engages in any business which competes with the business of MIKOHN and/or any of MIKOHN's subsidiaries or affiliates in any geographic area in which MIKOHN conducts business at the time of the termination or expiration of the employment relationship. Notwithstanding the foregoing, nothing contained herein shall prevent Employee from engaging in a business or accepting employment with a business which does not sell to the gaming industry.

       .11.2  Option to Extend Term.  After the expiration of the Initial Non-
              ---------------------
Compete Term, in consideration of the Supplemental Payments provided in subsection 11.3 below, MIKOHN shall have the option of extending the term of this Covenant for an additional period ending the earlier of (i) two (2) years following the effective date of the termination or expiration of the employment relationship, or (ii) the date MIKOHN discontinues the supplemental payments specified in subsection 11.3 below. To exercise this option, MIKOHN shall provide written notice to Employee on or before fifteen (15) days prior to the Initial Non-Compete Term.

       .11.3  Supplemental Payments.  After the expiration of the Initial Non-
              ---------------------
Compete Term, and so long as MIKOHN desires this Covenant Against Competition to remain in full force (not to exceed a period of two (2) years from the effective date of termination), MIKOHN shall pay to Employee:

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              .11.3.1 Upon termination without stated cause or upon expiration of this Agreement, a sum each month equal to fifty percent (50%) of Employee's Base Monthly Salary; or

              .11.3.2 Upon termination by Employee or for just cause, a sum each month equal to fifteen percent (15%) of Employee's Base Monthly Salary.

       .11.4  Base Monthly Salary Defined.  For purposes of this Agreement,
              ---------------------------
"Base Monthly Salary" means one-twelfth (1/12) of Employee's Base Annual Salary specified in this Agreement. If there is no Base Annual Salary specified in this Agreement or at the time of termination or expiration of this Agreement Employee was not entitled to receive a Base Annual Salary, "Base Monthly Salary" means the average monthly compensation paid to Employee by MIKOHN during the time of his/her employment by MIKOHN.

       .11.5  Acknowledgement.  Both parties acknowledge that this Covenant only
              ---------------
restricts employee's re-employment in the gaming industry and does not affect Employee's employment opportunities in the non-gaming industry. Both parties further acknowledge that the employment opportunities in the gaming industry represent only a small fraction of employment opportunities in the non-gaming industry. Employee acknowledges that the scope and term of this Covenant Against Competition are reasonable under the circumstances and the consideration provided by this Agreement is sufficient remuneration for the limited restriction this Covenant imposes on Employee's future employment opportunities.

   .12  Rights to Inventions.
        --------------------

       .12.1  Inventions Defined.  "Inventions" means discoveries, concepts, and
              ------------------
ideas, whether patentable or not, relating to any present or prospective activities of MIKOHN, including without limitation devices, processes, methods, formulae, techniques, and any improvements to the foregoing.

       .12.2  Application.  This Section shall apply to all Inventions made or
              -----------
conceived by Employee, whether or not during the hours of Employee's employment or with the use of MIKOHN facilities, materials, or personnel, either solely or jointly with others, during the Term of Employee's employment by MIKOHN and for a period of one (1) year after any termination of such employment.

       .12.3  Assignment.  Employee hereby assigns and agrees to assign to
              ----------
MIKOHN all of Employee's rights to Inventions and to all proprietary rights therein, based thereon or related thereto, including without limitation applications for United States and foreign letters patent and resulting letters patent.

       .12.4  Reports.  Employee shall inform MIKOHN promptly and fully of each
              -------
Invention by a written report, setting forth in detail the structures, procedures, and methodology employed and the results achieved ("Notice of Invention"). A report shall also be submitted by Employee upon completion of any study or research project undertaken on MIKOHN's behalf, whether or not in the Employee's opinion a given study or project has resulted in an Invention.

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

       .12.5  Patents.  At MIKOHN's request and expense, Employee shall execute
              -------
such documents and provide such assistance as may be deemed necessary by MIKOHN to apply for, defend or enforce any United States and foreign letters patent based on or related to such Inventions.

   .13  Remedies.  Notwithstanding any other provision in this Agreement to the
        --------
contrary, Employee acknowledges and agrees that if Employee commits a material breach of the Covenant of Confidentiality, Covenant of Non-Disclosure, Covenant of Non-Solicitation, Covenant of Cooperation, Covenant Against Competition, or Rights to Inventions, MIKOHN shall have the right to have the obligations of Employee specifically enforced by any court having jurisdiction on the grounds that any such breach will cause irreparable injury to MIKOHN and money damages will not provide an adequate remedy. Such equitable remedies shall be in addition to any other remedies at law or equity, all of which remedies shall be cumulative and not exclusive. Employee further acknowledges and agrees that the obligations contained in the foregoing referenced Sections of this Agreement are fair, do not unreasonably restrict Employee's future employment and business opportunities, are commensurate with the compensation arrangements set out in this Agreement and shall survive termination of the employment relationship and this Agreement.

   .14  General Provisions.
        ------------------

       .14.1  Arbitration.  Any controversy involving the construction,
              -----------
application, enforceability or breach of any of the terms, provisions, or conditions of this Agreement, including without limitation claims for breach of contract, violation of public policy, breach of implied covenant, intentional infliction of emotional distress or any other alleged claims which are not settled by mutual agreement of the parties, shall be submitted to final and binding arbitration in accordance with the rules of the American Arbitration Association at Las Vegas, Nevada. The cost of arbitration shall be borne by the losing party. In consideration of each party's agreement to submit to arbitration any and all disputes that arise under this Agreement, each party agrees that the arbitration provisions of this Agreement shall constitute his/its exclusive remedy and each party expressly waives the right to pursue redress of any kind in any other forum. The parties further agree that the arbitrator acting hereunder shall not be empowered to add to, subtract from, delete or in any other way modify the terms of this Agreement. Notwithstanding the foregoing, any party shall have the limited right to seek equitable relief in the form of a temporary restraining order or preliminary injunction in a court of competent jurisdiction to protect itself from actual or threatened irreparable injury resulting from an alleged breach of this Agreement pending a final decision in arbitration.

       .14.2  Attorneys' Fees and Costs.  If any action in law, equity,
              -------------------------
arbitration or otherwise is necessary to enforce or interpret the terms of this Agreement, the prevailing party shall be entitled to reasonable attorneys' fees, costs (including fees incurred for paralegals, investigators, expert witnesses, etc.), and necessary disbursements in addition to any other relief to which he/it may be entitled. The term "prevailing party" means the party obtaining substantially the relief sought, whether by compromise, settlement, award or judgment.

       .14.3  Authorization.  MIKOHN and Employee each represent and warrant
              -------------
to the

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

other that he/she/it has the authority, power and right to deliver, execute and fully perform the terms of this Agreement.

       .14.4  Entire Agreement.  Employee understands and acknowledges that this
              ----------------
document constitutes the entire agreement between Employee and MIKOHN with regard to Employee's employment by MIKOHN and Employee's post-employment activities concerning MIKOHN. This Agreement supersedes any and all other written and oral agreements between the parties with respect to the subject matter hereof. Any and all prior agreements, promises, negotiations, or representations, either written or oral, relating to the subject matter of this Agreement not expressly set forth in this Agreement are of no force and effect. This Agreement may be altered, amended, or modified only in writing signed by all of the parties hereto. Any oral representations or modifications concerning this instrument shall be of no force and effect.

       .14.5  Severability.  If any term, provision, covenant, or condition of
              ------------
this Agreement is held by a court or other tribunal of competent jurisdiction to be invalid, void, or unenforceable, the remainder of such provisions and all of the remaining provisions hereof shall remain in full force and effect to the fullest extent permitted by law and shall in no way be affected, impaired, or invalidated as a result of such decision.

       .14.6  Governing Law.  Except to the extent that federal law may preempt
              -------------
Nevada law, this Agreement and the rights and obligations hereunder shall be governed, construed and enforced in accordance with the laws of the State of Nevada.

       .14.7  Taxes.  All compensation payable hereunder is gross and shall be
              -----
subject to such withholding taxes and other taxes as may be provided by law. Employee shall be responsible for the payment of all taxes attributable to the compensation provided by this Agreement except for those taxes required by law to be paid or withheld by MIKOHN.

       .14.8  Assignment.  This Agreement shall be binding upon and inure to the
              ----------
benefit of the successors and assigns of MIKOHN. Employee may not sell, transfer, assign, or pledge any of Employee's rights or interests pursuant to this Agreement.

       .14.9  Waiver.  Either party's failure to enforce any provision or
              ------
provisions of this Agreement shall not in any way be construed as a waiver of any such provision or provisions, or prevent that party thereafter from enforcing such provision or provisions and each and every other provision of this Agreement.

       .14.10  Captions.  Titles and headings to sections in this Agreement are
               --------
for the purpose of reference only and shall in no way limit, define, or otherwise affect any provisions contained therein.

       .14.11  Breach - Right to Cure.  A party shall be deemed in breach of
               ----------------------
Agreement only upon the failure to perform any obligation under this Agreement after receipt of written notice of breach and failure to cure such breach within ten (10) days thereafter; provided, however, such notice shall not be required where a breach or threatened breach would cause irreparable harm to the other party and such other party may immediately seek equitable relief in a court of competent jurisdiction to enjoin such breach.

   .15  Acknowledgement.  Employee acknowledges that Employee has been give
        ---------------
a this reasonable period of time to study this Agreement before signing it. Employee certifies that Employee has fully read, has received an explanation of, and completely understands the terms, nature, and effect of this Agreement. Employee further acknowledges that Employee is executing this Agreement freely, knowingly, and voluntarily and that Employee's execution of this Agreement is not the result of any fraud, duress, mistake, or undue influence whatsoever. In executing this Agreement, Employee does not rely on any inducements, promises, or representations by MIKOHN other than the terms and conditions of this Agreement.

   .16  Effective Only Upon Execution by Authorized Officer of MIKOHN.  This
        -------------------------------------------------------------
Agreement shall have no force or effect and shall be unenforceable in its entirety until (i) it is approved by the Compensation Committee and Board of Directors of MIKOHN and (ii) it is executed by a duly authorized officer of MIKOHN and such executed Agreement is delivered to Employee.

   .17  Agreement Subject to Satisfactory Background Investigation.  Employee
        ----------------------------------------------------------
understands and acknowledges that Employee's employment is subject to the satisfactory conclusion of a background investigation. Any other provision in this Agreement to the contrary notwithstanding, MIKOHN may terminate this Agreement without further obligation or liability to Employee if a background investigation of Employee reveals information which, in the reasonable judgment of MIKOHN, (i) would materially interfere with, impede or impair the efficient and effective performance of Employee's duties under this Agreement or (ii) could subject MIKOHN to significant disciplinary action or cause MIKOHN to lose or become unable to obtain or reinstate any federal, state and/or foreign registration, license or approval material to MIKOHN's business or the business of any MIKOHN subsidiary.

  IN WITNESS WHEREOF, the parties hereto have read, understood, and voluntarily executed this Agreement as of the day and year first above written.


EMPLOYEE                         MIKOHN GAMING CORPORATION


-------------------------        By:
ROBERT J. SMYTH                         ---------------------

                                 Title:
                                        ---------------------

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